EXHIBIT 99.1

Contact:  Larry Sellers or Robert Steen
334-636-5424

UNITED SECURITY BANCSHARES, INC. REPORTS
FIRST QUARTER RESULTS

First Quarter Net Income $1.3 Million

THOMASVILLE, Ala. (May 6, 2009) — United Security Bancshares, Inc. (Nasdaq Capital Market: USBI) today reported net income of $1.3 million, or $0.21 per diluted share, for the first quarter of 2009, compared with net income of $1.9 million, or $0.31 per diluted share, in the first quarter of 2008.

“We reported record deposits and assets for the first quarter of 2009; however, loan volume was lower as a result of the continued weakness in the economy,” stated R. Terry Phillips, President and Chief Executive Officer of United Security Bancshares, Inc.  “Our first quarter earnings were also down due to lower interest rates and an increase in our loan loss provision as the soft economy has continued to put pressure on real estate based loans.”

“United Security Bancshares and First United Security Bank continue to be well-capitalized, the highest regulatory rating.  We believe our strong capital position has been a positive factor in attracting new deposits.  At the end of the first quarter, our total risk-based capital was 17.38%, significantly above a number of the banks in our peer group.  We are pleased to report this level of capital without the assistance of any bail-out funds provided by the government,” continued Mr. Phillips.

First Quarter Results

Interest income totaled $12.0 million in the first quarter of 2009, compared with $13.5 million in the first quarter of 2008.  Interest and fees on loans were down 15.3% to $9.7 million due to lower interest rates and a 6.1% decrease in average loan balances compared with the first quarter of 2008.

“Our loan demand is soft in many of our markets due to a slowdown in real estate sales and declining real estate values,” noted Mr. Phillips.  “The weakness in the real estate markets is also putting pressure on underlying collateral values and accounts in part for the charge-offs and increase in our loan loss provision compared with the first quarter of last year.  We strengthened our allowance for loan losses to $8.7 million, or 2.2%, in the first quarter of 2009, up from 2.1% of loans at year-end 2008, to account for these economic pressures.  We remain very proactive in monitoring problem loans to reduce future losses and to preserve our capital base.”

Interest expense declined 24.8% to $3.6 million in the first quarter of 2009, compared with $4.8 million in the first quarter of 2008. The decline in interest expense was due primarily to a decline in interest rates paid on interest bearing deposits, partially offset by higher average balances in interest bearing accounts.

Net interest income decreased 4.3% to $8.4 million in the first quarter of 2009, compared with $8.8 million in the first quarter of the prior year.  The decline in net interest income was due to lower net interest margin, lower average loan balances and an increase in interest bearing deposits.  Net interest margin was down 26 basis points to 5.60% in the first quarter of 2009, compared with 5.86% in the first quarter of last year.

Provision for loan losses was $1.9 million in the first quarter of 2009, or 1.9% annualized of average loans, compared with $1.4 million, or 1.3% annualized of average loans, in the first quarter of 2008.

“Our loan loss provision is up from the first quarter of last year due to an increase in the reserves in our allowance for loan losses,” stated Mr. Phillips.   “We believe the increase is warranted in light of the current weakness in the economy and the increase in our non-performing loans since the first quarter of last year.  We expect that the soft market for real estate sales and prices will put continued pressure on overall credit quality.  As a result, we are continuing to emphasize credit quality over loan growth until the economy begins to show signs of recovery.”

Total non-interest income decreased $114,000, or 8.4%, for the first quarter of 2009 to $1.2 million, compared with $1.4 million in the first quarter of the prior year.  The decline in non-interest income was due largely to lower service charges on deposit accounts, primarily overdraft and related fees.

Non-interest expense remained the same for both quarters at $6.0 million. Salary and employee benefits were down 2.1%, and costs were down for furniture and equipment expense compared with the first quarter of 2008 due to improved cost control measures. Other expenses were up primarily due to higher legal expenses.

Shareholders’ equity totaled $79.1 million, or book value of $13.14 per share, for the three months ended March 31, 2009.  Return on average assets for March 31, 2009, was 0.76%, and return on average equity was 6.51%.  Regular quarterly dividends were $0.27 per share for the first quarter of 2009 and 2008.

About United Security Bancshares, Inc.
United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank.  In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the bank’s and ALC’s consumer loan customers.  The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements
This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release which are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management.  USBI undertakes no obligation to update these statements following the date of this press release, except as required by law.  In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

UNITED SECURITY BANCSHARES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)

INTEREST INCOME:
Interest and Fees on Loans	$9,735	$11,493
Interest on Investment Securities Available-for-Sale	2,234	2,034
Total Interest Income	11,969	13,527

INTEREST EXPENSE:
Interest on Deposits	2,654	3,761
Interest on Borrowings	916	989
Total Interest Expense	3,570	4,750

NET INTEREST INCOME	8,399	8,777

PROVISION FOR LOAN LOSSES	1,909	1,360

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,490	7,417

NON-INTEREST INCOME:
Service and Other Charges on Deposit Accounts	661	791
Credit Life Insurance Income	158	88
Other Income	418	472
Total Non-Interest Income	1,237	1,351

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	3,151	3,220
Occupancy Expense	454	448
Furniture and Equipment Expense	305	329
Other Expense	2,077	1,999
Total Non-Interest Expense	5,987	5,996

INCOME BEFORE INCOME TAXES	1,740	2,772

PROVISION FOR INCOME TAXES	471	869

NET INCOME	$1,269	$1,903

BASIC AND DILUTED NET INCOME PER SHARE	$0.21	$0.31

DIVIDENDS PER SHARE	$0.27	$0.27

UNITED SECURITY BANCSHARES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Per Share Data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Cash and Due from Banks	$13,241	$13,246
Interest-Bearing Deposits in Other Banks	126	126
Total Cash and Cash Equivalents	13,367	13,372
Federal Funds Sold	16,095	1,105
Investment Securities Available-for-Sale, at fair market value	180,061	184,213
Federal Home Loan Bank Stock, at cost	5,251	5,236
Loans, net of allowance for loan losses of $8,729 and $8,532, respectively	397,635	399,483
Premises and Equipment, net	17,407	17,495
Cash Surrender Value of Bank-Owned Life Insurance	11,833	11,724
Accrued Interest Receivable	4,357	4,843
Goodwill	4,098	4,098
Investment in Limited Partnerships	1,953	1,993
Other Assets	26,013	24,440
Total Assets	$678,070	$668,002

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$495,569	$485,117
Accrued Interest Expense	3,178	3,402
Short-Term Borrowings	1,108	2,294
Long-Term Debt	90,000	90,000
Other Liabilities	9,111	8,525
Total Liabilities	598,966	589,338
Shareholders’ Equity:
Common Stock, par value $0.01 per share, 10,000,000 shares authorized; 7,317,560 shares issued; 6,017,954 and 6,018,154 shares outstanding, respectively	73	73
Surplus	9,233	9,233
Accumulated Other Comprehensive Income, net of tax	3,279	2,476
Retained Earnings	87,639	87,999
Less Treasury Stock: 1,299,606 and 1,299,406 shares at cost, respectively	(21,120)	(21,117)

Total Shareholders’ Equity	79,104	78,664

Total Liabilities and Shareholders’ Equity	$678,070	$668,002